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                           HIRSCH INTERNATIONAL CORP.




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                              AMENDED AND RESTATED
                                     BY-LAWS
                              (as of June 20, 1997)



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                                   I. OFFICES

     1.1 The registered office and the registered agent of the Corporation shall be located at such place as the Board of Directors may from time to time designate.

     1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                       II. ANNUAL MEETING OF STOCKHOLDERS

     2.1 All meetings of Stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     2.2 Written notice of the Annual Meeting stating the time, place, and purpose or purposes of the meeting shall be delivered either personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting.

     2.3 When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors establishes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record on the new record date.

     2.4 Notice of meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     2.5 Any action required or permitted to be take at a meeting of Stockholders by statute, the Certificate of Incorporation, or these By-Laws, may be taken without a meeting upon the written consent of the stockholders entitled to vote who in the aggregate own the requisite amount of issued and outstanding shares of stock of the Corporation which constitutes the minimum number of votes necessary to authorize such action at a meeting at which all Stockholders entitled to vote thereon were present and voting.

                      III. SPECIAL MEETING OF STOCKHOLDERS

     3.1 Special Meetings of Stockholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     3.2 Special Meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.

     3.3 Written notice of a Special Meeting stating the time, place, and purpose or purposes of the meeting for which the meting is called, shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting, personally, by mail, or by telegram, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting.

                         IV. QUORUM AND VOTING OF STOCK

     4.1 The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meeting of the Stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     4.2 If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Stockholders unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation.

     4.3 Each outstanding share of stock, having voting power, shall be entitled to one vote on each mater submitted to a vote at a meeting of Stockholders, unless otherwise provided in the Certificate of Incorporation. A Stockholder may vote either in person or by proxy.

                                  V. DIRECTORS

     5.1 The number of Directors which shall constitute the whole Board of Directors shall be not less than one nor more than seven, such number to be increased or decreased by an amendment to these By-Laws. Directors need not be residents of the State of Delaware or Stockholders of the Corporation. The Directors, other than the first Board of Directors, shall be elected at the Annual Meeting of the Stockholders, except as hereinafter provided, and each Director elected shall serve until the next succeeding Annual Meeting and until his successor shall have been elected and qualified.

     5.2 Unless otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors or an increase in the number of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at any Annual Meeting or at a Special Meeting of Stockholders called for that purpose. A Director elected to fill newly created directorship shall serve until the next succeeding Annual Meeting of Stockholders and until his successor shall have been elected and qualified. If by reason of death, resignation or other cause the Corporation has no Directors in office, any Stockholder or the executor or administrator of the deceased Stockholder may call a Special Meeting of Stockholders for the election of Directors and, over his own signature, shall give notice of said meeting in accordance with these By-Laws.

     5.3 One or more or all the Class A Directors of the Corporation may be removed for cause by the Class A Stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Class A Directors. One or more or all the Class B Directors of the Corporation may be removed for or without cause by the Class B Stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Class B Directors.

     5.4 The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of incorporation or by these By-laws directed or required to be exercised or done by the Stockholders.

     5.5 The Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

     5.6 The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all Directors and Officers of the Corporation.

                     VI. MEETINGS OF THE BOARD OF DIRECTORS

     6.1 Meetings of the Board of Directors, regular or Special, may be held either within or without the State of Delaware, and at such time and place as shall be determined by the Board.

     6.2 Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board. 6.3 Special Meetings of the Board of Directors may be called by the President on ten (10) days notice to each Director, either personally or by mail or by telegram; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors. Notice need not be given to any Director who signs a waiver of notice, whether before or after the meeting.

     6.4 Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     6.5 A majority of the then current number of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the Certificate of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     6.6 Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a Meeting of the Board, or any committee thereof may be taken without a meeting and, shall be deemed the action of the Board of Directors or of a committee thereof, if all Directors or committee member, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

               VII. EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

     7.1 The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate one or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or Special Meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceeding and report the same to the Board when required.

                                  VIII. NOTICES

     8.1 Whenever, under the provisions of the statues or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     8.2 Whenever any notice is required to be given by law or under the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  IX. OFFICERS

     9.1 The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose the Officers, none of whom need be a member of the Board of Directors.

     9.2 The Board of Directors may appoint such Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     9.3 The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

     9.4 The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                  THE PRESIDENT

     9.5 The President, if one be appointed, shall preside at all meetings of the Stockholders and in the absence of the Chairman of the Board of Directors, at the meeting of the Board of Directors, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     9.6 The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the singing and execution thereof shall be delegated by the Board of Directors to some other Office or agent of the Corporation.

                               THE VICE PRESIDENTS

     9.7 The Vice President, if one be elected, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     9.8 The Secretary, if one be elected, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and Special Meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other Office to affix the seal of the Corporation and to attest the affixing by his signature.

     9.9 The Assistant Secretary, if one be elected, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     9.10 The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     9.11 The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     9.12 If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     9.13 The Assistant Treasurer, if one be elected, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                             CHIEF FINANCIAL OFFICER

     9.14 The Chief Financial Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.



                             CHIEF EXECUTIVE OFFICER

     9.15 The Chief Executive Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.

                             CHIEF OPERATING OFFICER

     9.16 The Chief Operating Officer, if one be elected, shall have such duties as may from time to time be prescribed by the Board of Directors.

                           X. CERTIFICATES FOR SHARES

     10.1 The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

     10.2 When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any Stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     10.3 The signatures of the Officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issues.

                                LOST CERTIFICATES

     10.4 The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

     10.5 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                            CLOSING OF TRANSFER BOOKS

     10.6 For the purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholder, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section. such determination shall apply to any adjournment thereof.

                             REGISTERED STOCKHOLDERS

     10.7 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                              LIST OF STOCKHOLDERS

          10.8 The Officer or agent having charge of the transfer books for shares shall make, and certify a complete list of the Stockholders entitled to vote at a Stockholders' meeting, or adjournment thereof, arranged in alphabetical order within each class and series, with the address of, and the number of shares held by each Stockholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any meeting of the Stockholders.

                              XI GENERAL PROVISIONS

                                    DIVIDENDS

     11.1 Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

     11.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     11.3 All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     11.4 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     11.5 The Corporation seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 INDEMNIFICATION

     11.6 (a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a trustee, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgment, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

     (b) The Corporation may purchase and maintain insurance on any person who is or was a trustee, director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such position or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Paragraph 11.6(a).

                             AFFILIATED TRANSACTIONS

     11.7 All transactions between the Corporation and any of its officers, directors or affiliates (except for wholly-owned subsidiaries) must be approved by a majority of the unaffiliated members of the Board of Directors and be on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties and must be in connection with bona fide business purposes of the Corporation.

     11.8 In the event the Corporation makes a loan to an individual affiliate (other than a short-term advance for travel, business expense, relocation or similar ordinary operating expenditure), such loan shall be approved by a majority of the unaffiliated directors of the Corporation.

                                   AMENDMENTS

     11.9 These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or Special Meeting of the Board of Directors, subject to any provision in the Certificate of Incorporation reserving to the Stockholders the power to adopt, amend, or repeal By-Laws, but By-Laws made by the Board of Directors may be altered or repealed and new By-Laws made by the Stockholders. The Stockholders may prescribe that any By-Law made by them shall not be altered or repealed by the Board of Directors.